SECTION 16

POWER OF ATTORNEY

 I, Jean S. Houpert, do hereby constitute and

 appoint William E. Doyle, Sharon McGinley, and Susan

S. Ancarrow, my true and lawful attorneys-in-fact,

either of whom acting singly is hereby authorized,

for me and in my name and on my behalf as a director,

officer and/or shareholder of Alliance Bankshares

Corporation, to (i) prepare, execute in my name and

on my behalf, and submit to the U.S. Securities and

Exchange Commission (the "SEC") a Form ID, including

any necessary amendments thereto, and any other

documents necessary or appropriate to obtain codes

and passwords enabling me to make electronic filings

with the SEC of reports required by Section 16(a) of

the Securities Exchange Act of 1934 or any rule or

regulation of the SEC in respect thereof ("Section

16"); and (ii) prepare, execute and file any and all

forms, instruments or documents, including any

necessary amendments thereto, as such attorneys or

attorney deems necessary or advisable to enable me to

comply with Section 16.

 I do hereby ratify and confirm all acts my said

attorney shall do or cause to be done by virtue

hereof.  I acknowledge that the foregoing attorneys-

in-fact, serving in such capacity at my request, are

not assuming, nor is Alliance Bankshares Corporation

assuming, any of my responsibilities to comply with

Section 16.

 This power of attorney shall remain in full

force and effect until it is revoked by the

undersigned in a signed writing delivered to each

such attorney-in-fact or the undersigned is no longer

required to comply with Section 16, whichever occurs

first.

 WITNESS the execution hereof this 4th day of

August, 2011.

 /s/  Jean S. Houpert

  Jean S. Houpert